Exhibit 2.1

FIRST AMENDMENT TO THE BUSINESS COMBINATION AGREEMENT

This First Amendment to the Business Combination Agreement (this “Amendment”) is entered into as of April 12, 2023 by and among Clean Earth Acquisitions Corp., a Delaware corporation (“Purchaser”), Alternus Energy Group Plc, a public limited company incorporated under the laws of Ireland (“Seller”), and Clean Earth Acquisitions Sponsor, LLC, a Delaware limited liability company, in its capacity as the representative of Purchaser and solely for purposes of certain specified sections of the Business Combination Agreement (as defined below) (the “Purchaser Representative”) . All capitalized terms used herein but not defined shall have the meanings assigned to them in the Business Combination Agreement.

WHEREAS, Purchaser, Seller and the Purchaser Representative are parties to that certain Business Combination Agreement, dated as of October 12, 2022 (the “Business Combination Agreement”); and

WHEREAS, the parties desire to amend the Business Combination Agreement as set forth below in accordance with Section 9.07(b) of the Business Combination Agreement.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Amendments. The parties hereby agree to amend the Business Combination Agreement as follows:

a.	The definition of “Closing Consideration” in Section 1.01 of the Business Combination Agreement is hereby replaced in its entirety with the following:

“Closing Consideration” means an amount equal to (a) $275,000,000, plus (b) the Estimated Net Working Capital Adjustment (which, for the avoidance of doubt, may be a negative number thereby reducing the Closing Consideration).

b.	The definition of “Earnout Escrow Shares” in Section 1.01 of the Business Combination Agreement is hereby replaced in its entirety with the following:

“Earnout Escrow Shares” means 20,000,000 shares of Purchaser Common Stock.

c.	The definition of “Final Consideration” in Section 1.01 of the Business Combination Agreement is hereby replaced in its entirety with the following:

“Final Consideration” means an amount equal to (a) $275,000,000, plus (b) the Net Working Capital Adjustment (which, for the avoidance of doubt, may be a negative number thereby reducing the Final Consideration).

d.	Section 2.09(b) of the Business Combination Agreement is hereby replaced in its entirety with the following:

(b)	Earnout Payment.

(i)    If (x) the Adjusted EBITDA for the fiscal year ending on December 31, 2023 is equal to or greater than $16,000,000 as finally determined pursuant to Section 2.09(a) (“Earnout Milestone 1”) and (y) the Share Price is equal to or greater than $11.00 for at least 20 out of 30 consecutive trading days (counting only those trading days in which there is trading activity) immediately preceding the date of the Earnout Statement for which Earnout Milestone 1 is satisfied (“Share Price Milestone 1”), then the Purchaser Representative and Seller shall prepare, execute and deliver to the Escrow Agent a joint written instruction instructing the Escrow Agent to release 6,000,000 of the Earnout Escrow Shares from the Earnout Escrow Account to Seller. If Earnout Milestone 1 is satisfied but Share Price Milestone 1 is not satisfied, then Share Price Milestone 1 will be deemed to be satisfied if either of the following are met: (1) the Share Price is equal to or greater than $11.00 for at least 20 out of 30 consecutive trading days (counting only those trading days in which there is trading activity) from January 1, 2024 through December 31, 2028 or (ii) the Calculated Share Price is equal to or greater than $11.00 as of December 31, 2028.

(ii)   If (x) the Adjusted EBITDA for the fiscal year ending on December 31, 2024 is equal to or greater than $52,000,000 as finally determined pursuant to Section 2.09(a) (“Earnout Milestone 2”) and (y) the Share Price is equal to or greater than $13.00 for at least 20 out of 30 consecutive trading days (counting only those trading days in which there is trading activity) immediately preceding the date of the Earnout Statement for which Earnout Milestone 2 is satisfied (“Share Price Milestone 2”), then the Purchaser Representative and Seller shall prepare, execute and deliver to the Escrow Agent a joint written instruction instructing the Escrow Agent to release (i) 6,000,000 of the Earnout Escrow Shares plus (ii) to the extent that no Earnout Escrow Shares were released to the Seller pursuant to Section 2.09(b)(i), 6,000,000 of the Earnout Escrow Shares, in each case, from the Earnout Escrow Account to Seller. If Earnout Milestone 2 is satisfied but Share Price Milestone 2 is not satisfied, then Share Price Milestone 2 will be deemed to be satisfied if either of the following are met: (1) the Share Price is equal to or greater than $13.00 for at least 20 out of 30 consecutive trading days (counting only those trading days in which there is trading activity) from January 1, 2025 through December 31, 2029 or (ii) the Calculated Share Price is equal to or greater than $13.00 as of December 31, 2029.

(iii)  If (x) the Adjusted EBITDA for the fiscal year ending on December 31, 2025 is equal to or greater than $156,000,000 as finally determined pursuant to Section 2.09(a) (“Earnout Milestone 3”) and (y) Share Price is equal to or greater than $15.00 for at least 20 out of 30 consecutive trading days (counting only those trading days in which there is trading activity) immediately preceding the date of the Earnout Statement for which Earnout Milestone 3 is satisfied (“Share Price Milestone 3”), then the Purchaser Representative and Seller shall prepare, execute and deliver to the Escrow Agent a joint written instruction instructing the Escrow Agent to release (i) 8,000,000 of the Earnout Escrow Shares plus (ii) to the extent that no Earnout Escrow Shares were released to the Seller pursuant to Section 2.09(b)(i), 6,000,000 of the Earnout Escrow Shares, plus (iii) to the extent that no Earnout Escrow Shares were released to the Seller pursuant to Section 2.09(b)(ii), 6,000,000 of the Earnout Escrow Shares, in each case, from the Earnout Escrow Account to Seller. If Earnout Milestone 3 is satisfied but Share Price Milestone 3 is not satisfied, then Share Price Milestone 3 will be deemed to be satisfied if either of the following are met: (1) the Share Price is equal to or greater than $15.00 for at least 20 out of 30 consecutive trading days (counting only those trading days in which there is trading activity) from January 1, 2026 through December 31, 2030 or (ii) the Calculated Share Price is equal to or greater than $15.00 as of December 31, 2030.

(iv)  If there are any Earnout Escrow Shares remaining in the Earnout Escrow Account after application of Sections 2.09(b)(i)-(iii), then the Purchaser Representative and Seller shall prepare, execute and deliver to the Escrow Agent a joint written instruction instructing the Escrow Agent to release such remaining Earnout Escrow Shares from the Earnout Escrow Account to Purchaser, which shares will then be held as treasury shares or canceled by Purchaser, at Purchaser’s election.

(v)  Any payment made pursuant to this Section 2.09 shall be treated as an adjustment to the purchase price for all Tax purposes, except to the extent otherwise required by applicable Law (including, for the avoidance of doubt, with respect to any amounts required to be treated as interest pursuant to Section 483 of the Code or otherwise).

2.             Miscellaneous. Except as set forth in this Amendment, all terms and provisions of the Business Combination Agreement shall remain in full force and effect. In the event of any conflict or discrepancy between this Amendment and the Business Combination Agreement, the provisions of this Amendment shall control. This Amendment may be executed and delivered in counterpart signature pages executed and delivered via email with scan attachment, or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign) and shall be as effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

CLEAN EARTH ACQUISITIONS CORP.

By:	/s/ Aaron Ratner
Name:	Aaron Ratner
Title:	CEO

ALTERNUS ENERGY GROUP PLC

By:	/s/ Vincent Browne
Name:	Vincent Browne
Title:	CEO

CLEAN EARTH ACQUISITIONS SPONSOR, LLC, in its capacity as the Purchaser Representative and solely for purposes of certain specified sections of the Business Combination Agreement

By:	/s/ Martha Ross
Name:	Martha Ross
Title:	Authorized Representative

[Signature Page to First Amendment to the Business Combination Agreement]